UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Hyzon Motors Inc.

(Name of Registrant as Specified In Its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION — DATED NOVEMBER 1, 2024

Notice of the Special Meeting and Proxy Statement

To Our Stockholders:

The accompanying Proxy Statement is being furnished to you in connection with the solicitation by the board of directors (the “Board”) of Hyzon Motors Inc., a Delaware corporation (“we,” “us,” “our,” “Hyzon” or the “Company”), of proxies in the accompanying form to be used at the Special Meeting of Stockholders of the Company.

Our Special Meeting of Stockholders of the Company will be held virtually at [•], on [•], [•], 2024, and any adjournments or postponements thereof (the “Special Meeting”).

Questions and Answers About the Proxy Materials and the Special Meeting

Why am I receiving these materials?

Our Board is soliciting your proxy to vote at the Special Meeting, including at any adjournments or postponements of the Special Meeting. The Special Meeting will be held virtually. You are invited to attend the Special Meeting via live webcast by visiting www.proxydocs.com/HYZN and to vote electronically on the proposals described in the accompanying Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by mail, Internet or telephone. Stockholders are encouraged to vote and submit proxies in advance of the Special Meeting by mail, Internet or telephone as early as possible to avoid processing delays and ensure their votes are counted.

What items of business will be addressed at the Special Meeting?

Two proposals will be voted on at the Special Meeting:

•        The approval of an amendment to the Second Amended and Restated Certificate of Incorporation of Hyzon Motors Inc., as amended, to increase the number of authorized shares of Class A common stock of Hyzon Motors Inc. from 20,000,000 shares to 120,000,000 shares (the “Increase Authorized Shares Proposal”); and

•        The approval of one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Increase Authorized Shares Proposal (the “Adjournment Proposal”).

Additionally, the Special Meeting will consider and act upon any other business that may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

Stockholders of record at the close of business on [•], 2024 are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements of the Special Meeting.

Your vote is very important, and it is important that your shares be represented at the Special Meeting. Whether or not you expect to attend the Special Meeting, please vote at your earliest convenience by following the instructions you received in the mail. Please review the instructions on page 2 of the accompanying Proxy Statement regarding your voting options.

By Order of the Board of Directors,

/s/ John Zavoli

John Zavoli

Secretary, General Counsel and Chief Legal Officer

Bolingbrook, Illinois

[•], 2024

i

Proxy Statement

Information Concerning Voting and Solicitation

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors (the “Board”) of Hyzon Motors Inc., a Delaware corporation (“we,” “us,” “our,” “Hyzon” or the “Company”), of proxies in the accompanying form to be used at the Special Meeting of Stockholders of the Company to be held virtually on [•], [•], 2024 at [•], and any adjournments or postponements thereof (the “Special Meeting”). This Proxy Statement and the proxies solicited hereby are being first sent or delivered to stockholders of the Company on or about [•], 2024.

Shares that are properly voted online or by telephone or for which proxy cards are properly executed and received by the Company prior to the Special Meeting will be voted in accordance with the instructions specified in such proxies. Each of the proposals is a “routine” matter on which brokers may vote without instruction from beneficial owners. Therefore, we do not expect there to be any broker non-votes with respect to the proposals.

A stockholder giving the enclosed proxy has the power to revoke it at any time before it is exercised by affirmatively electing to vote at the meeting or by delivering to John Zavoli, Secretary, Hyzon Motors Inc., 599 S. Schmidt Road, Bolingbrook, IL 60440, either an instrument of revocation or an executed proxy bearing a later date.

Questions and Answers About the Proxy Materials and the Special Meeting

Why am I receiving these materials?

Our Board is soliciting your proxy to vote at the Special Meeting, including at any adjournments or postponements of the Special Meeting. The Special Meeting will be held virtually. You are invited to attend the Special Meeting via live webcast to vote electronically on the proposals described in the accompanying Proxy Statement by visiting www.proxydocs.com/HYZN. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by mail, Internet or telephone. Stockholders are encouraged to vote and submit proxies in advance of the Special Meeting by mail, Internet or telephone as early as possible to avoid processing delays and ensure their votes are counted.

What items of business will be addressed at the Special Meeting?

Two proposals will be voted on at the Special Meeting:

•        The approval of an amendment to the Second Amended and Restated Certificate of Incorporation of Hyzon Motors Inc., as amended, to increase the number of authorized shares of Class A common stock of Hyzon Motors Inc. from 20,000,000 shares to 120,000,000 shares (the “Increase Authorized Shares Proposal”); and

•        The approval of one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Increase Authorized Shares Proposal (the “Adjournment Proposal”).

Additionally, the Special Meeting will consider and act upon any other business that may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

What are the Board’s recommendations?

Our Board recommends that you vote:

•        “FOR” the Increase Authorized Shares Proposal; and

•        “FOR” the Adjournment Proposal.

Who is entitled to vote?

Stockholders of record at the close of business on [•], 2024 (the “Record Date”) may vote at the Special Meeting. Each stockholder is entitled to one vote for each share of the Company’s Class A common stock held as of the Record Date.

A list of stockholders of record entitled to vote at the Special Meeting will be available for examination by any stockholder, for any purpose related to the Special Meeting, for ten days prior to the Special Meeting at our offices located at 599 S. Schmidt Road, Bolingbrook, IL 60440. Please contact our Secretary by telephone at (520) 352-7578 if you wish to inspect the list of stockholders prior to the Special Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), you are considered, with respect to those shares, the stockholder of record. This Proxy Statement has been sent directly to you by us.

Beneficial Owner.    If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. This Proxy Statement has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record.

How do I vote?

You may vote using any of the following methods:

By Internet — Stockholders of record may submit proxies by following the Internet voting instructions on their proxy materials prior to the Special Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their broker, bank, or nominee. Please check the voting instruction form for Internet voting availability. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible.

By Telephone — Stockholders of record may submit proxies by following the telephone voting instructions on their proxy materials prior to the Special Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their broker, bank, or nominee. Please check the voting instruction form for telephone voting availability. Please be aware that if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible.

By Mail — Stockholders of record may submit paper proxies by completing, signing, and dating the proxy card and returning it in the prepaid envelope enclosed with the proxy card. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR” each of the proposals. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing, and dating the voting instruction forms provided by their broker, bank, or other nominee.

At the Virtual Meeting — Shares held in your name as the stockholder of record may be voted electronically at the Special Meeting by visiting www.proxydocs.com/HYZN and registering to attend the meeting using the control number included on your proxy materials. If you have already voted previously by mail, Internet or telephone, there is no need to vote again at the Special Meeting unless you wish to revoke and change your vote. Shares held beneficially in street name may be voted electronically at the Special Meeting only if you obtain a legal proxy from the broker, bank, or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Special Meeting via live webcast, we recommend that you also submit your proxy or voting instructions or vote by Internet, telephone, or mail prior to the meeting so that your vote will be counted if you later decide not to attend or vote at the meeting.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Special Meeting or, if you are attending the Special Meeting virtually and are the record holder of your shares, by voting at the Special Meeting. If you submitted your proxy by mail, Internet or telephone, you may change your vote or revoke your proxy with a later mail, Internet or telephone proxy. If you are a stockholder of record and submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Special Meeting, a valid, later-dated proxy. Attendance at the Special Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote at the Special Meeting.

If you are a beneficial owner of shares held in street name and you wish to change or revoke your vote, you must obtain a legal proxy through your broker, bank or nominee and present it to Continental at least two weeks in advance of the Special Meeting. Please consult the voting instructions or contact your broker, bank or nominee.

How are votes counted?

For Proposal 1, the Increase Authorized Shares Proposal, you may vote “FOR,” vote “AGAINST,” or “ABSTAIN.” Abstentions are not counted as votes cast and will have no effect on the vote on this proposal.

For Proposal 2, the Adjournment Proposal, you may vote “FOR,” vote “AGAINST,” or “ABSTAIN.” An abstention has the same effect as a vote “AGAINST” this proposal.

If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” the Increase Authorized Shares Proposal and “FOR” the Adjournment Proposal).

What vote is required to approve each item?

For Proposal 1, the Increase Authorized Shares Proposal, requires the affirmative vote of the holders of a majority of the shares of our capital stock casting votes in person (online during the virtual meeting) or by proxy on such proposal at the Special Meeting. This means that the Increase Authorized Shares Proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. Abstentions are not counted as votes cast and will have no effect on the vote on this proposal.

Proposal 2, the Adjournment Proposal, requires the affirmative “FOR” vote of the holders of a majority of the voting power present or represented by proxy at the Special Meeting and entitled to vote on the proposal.

If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker or nominee does not have discretionary authority to vote on that matter without instructions from the beneficial owner and instructions are not given. Discretionary items are proposals considered “routine” such as each of the Increase Authorized Shares Proposal and the Adjournment Proposal, and therefore, broker non-votes are not expected to exist with respect to these proposals. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered cast or entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Special Meeting, assuming that a quorum is obtained.

What constitutes a quorum?

The holders of one-third of the voting power of the Class A common stock issued and outstanding and entitled to vote on the Record Date, present or represented by proxy at the Special Meeting, shall constitute a quorum. As of the close of business on the Record Date, there were [7,536,025] shares of our Class A common stock outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What is “householding” and how does it affect me?

We have adopted a procedure which has been approved by the SEC for mailing our proxy materials called “householding”. Under this procedure, service providers who deliver our communications to stockholders may deliver a single copy of our Proxy Statement and Notice to multiple stockholders who share the same last name and address, unless we receive contrary instructions from any stockholder at that address. Stockholders who participate in householding will continue to receive separate proxy cards. We have undertaken householding to reduce paper waste, printing costs and postage fees, and we encourage you to participate.

If you prefer to receive multiple copies of our proxy materials at the same address, additional copies will be provided to you upon request. If you are a stockholder of record, you may contact us by writing to John Zavoli, Hyzon Motors Inc., 599 S. Schmidt Road, Bolingbrook, IL 60440 or call (520) 352-7578. Eligible stockholders of record receiving multiple copies of our proxy materials can request householding by contacting us in the same manner.

If you are a beneficial owner, you may request additional copies of our proxy materials or you may request householding by notifying your broker, bank or other nominee.

How are proxies solicited?

Our employees, officers and directors may solicit proxies. We will pay the cost of printing and mailing proxy materials, and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy material to the owners of our Class A common stock. At this time, we have not engaged a proxy solicitor. If we do engage a proxy solicitor, we will pay the customary costs associated with such engagement.

Why are we holding a virtual Special Meeting?

We believe that the virtual meeting format will expand stockholder access. You will not be able to attend the Special Meeting in person.

How can I attend the virtual Special Meeting?

The Special Meeting will be a completely virtual meeting of stockholders conducted exclusively via live webcast. You will be able to attend the Special Meeting via live webcast by visiting www.proxydocs.com/HYZN. To participate in, vote, or ask questions at the Annual Meeting, you will need to register to attend the Special Meeting using the control number, which is included in your proxy materials. Once you have registered for the Special Meeting, you will receive an email with instructions, including a link to join the meeting and how to attend via phone. The Special Meeting will begin promptly at [•], on [•], [•], 2024. We encourage you to access the virtual meeting website prior to the start time. You may begin to log into the virtual meeting platform beginning at approximately fifteen minutes prior to the start of the Special Meeting on [•], 2024.

What if I have technical difficulties accessing or participating in the virtual Special Meeting?

We will have technicians ready to assist you with technical difficulties you may have in accessing the virtual Special Meeting, voting at the Special Meeting, or submitting questions at the Special Meeting. After registering to attend the virtual Special Meeting, you will receive an instructional email which will provide an email address and phone number to connect with these technicians.

What is the mailing address of our principal executive office?

The mailing address of our principal executive office is Hyzon Motors Inc., 599 S. Schmidt Road, Bolingbrook, IL 60440.

IMPORTANT

Please promptly vote by mail, Internet or telephone, or by following the instructions provided by your broker, bank or nominee, so that your shares can be represented at the Special Meeting.

Proposal 1 — Increase Authorized Shares

General Description of Proposal

Our Board believes that it is advisable and in the best interests of the Company and our stockholders to amend the Second Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate”), to increase the number of authorized shares of Class A common stock of the Company from 20,000,000 shares to 120,000,000 shares. Accordingly, subject to stockholder approval (which we are hereby seeking), the Board has approved and declared advisable a proposed amendment to the Certificate that increases the number of authorized shares of Class A common stock from 20,000,000 shares to 120,000,000 shares. The form of the proposed amendment to the Certificate is attached as Annex A to this Proxy Statement. The discussion below is qualified in its entirety by reference to the actual text of the proposed amendment as set forth in Annex A. An increase in the number of authorized shares alone will not have a dilutive effect on the ownership percentage of our existing Class A common stockholders; only the actual issuance of additional Class A common stock would have such an effect.

This proposal is referred to in this Proxy Statement as the “Increase Authorized Shares Proposal” or “Proposal 1.”

Current Capitalization

We currently have 20,000,000 shares of Class A common stock authorized for issuance. As of June 30, 2024 7,506,144 shares of our Class A common stock were issued and outstanding (after giving effect to (i) the 1-for-50 reverse stock split, which became effective as of September 11, 2024, (ii) the issuance of 450,000 shares of Class A common stock pursuant to a registered direct offering which closed on July 22, 2024, and (iii) the issuance of an aggregate of 2,085,047 shares of Class A common stock under our at-the-market offering program as of the Record Date), and 3,968,638 shares of our Class A common stock that were reserved for issuance as described below:

•        295,186 shares of Class A common stock issuable upon the exercise of outstanding stock options, having a weighted average exercise price of $60.00 per share;

•        362,835 shares of Class A common stock issuable upon the settlement of outstanding restricted stock units;

•        92,612 shares of Class A common stock issuable upon the settlement of outstanding performance stock units;

•        465,000 shares of Class A common stock issuable in aggregate as earnout shares if, prior to July 16, 2026 (a) the last reported Class A common stock share price for at least 20 of any 30 consecutive trading days is at least $900.00 per share, $1,000.00 per share or $1,750.00 per share, as applicable for each tranche of Class A common stock to be issued, or (b) we consummate a transaction resulting in our stockholders having the right to receive consideration implying a value per share of at least $900.00, $1,000.00 or $1,750.00, as applicable;

•        384,584 shares of Class A common stock issuable upon the exercise of outstanding public and private warrants (which includes 3,400 shares of Class A common stock issuable upon the exercise of Ardour warrants and 620 shares of Class A common stock issuable upon the exercise of Hongyun warrants) with each warrant having an exercise price of $575.00 per share, other than the Ardour warrants and the Hongyun warrants, which have an exercise price of $110.00 and $387.50 per share, respectively; and

•        2,368,421 shares of Class A common stock issuable upon the exercise of outstanding warrants issued to certain institutional investors in connection with our registered direct offering which closed on July 22, 2024, with each warrant having an exercise price of $1.755 per share (after giving effect to the adjustments required pursuant to the terms thereof) as of the Record Date.

In addition to the authorized shares of Class A common stock, the Company is authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), in one or more series designated by our Board. As of the Record Date, no shares of Preferred Stock are issued and outstanding and all of the Preferred Stock remain undesignated. Neither the number of shares of Preferred Stock that the Company is authorized to issue, nor the preferences, rights or other characteristics of any Preferred Stock, would be changed by this Increase Authorized Shares Proposal.

Purpose of the Amendment

Our Board is recommending the increase in authorized shares of Class A common stock for future corporate needs. The Board believes that these additional shares will provide the Company with needed flexibility to issue shares in the future to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtaining stockholder approval for a particular issuance. The 8,525,218 shares of Class A common stock available for issuance (after taking into account the number of shares of Class A common stock that are outstanding and reserved) as of June 30, 2024 (after giving effect to (i) the issuance of 450,000 shares of Class A common stock and warrants to purchase 2,368,421 shares of Class A common stock pursuant to a registered direct offering which closed on July 22, 2024, and (ii) the issuance of an aggregate of 2,085,047 shares of Class A common stock under our at-the-market offering program as of the Record Date) represent approximately 42.6% of the 20,000,000 shares of Class A common stock we are authorized to issue under the Certificate. If this Increase Authorized Shares Proposal is approved and the proposed amendment to the Certificate is filed and becomes effective, the number of authorized shares and the number of shares available for issuance will increase by 100,000,000 shares, resulting in 108,525,218 shares of Class A common stock available for issuance. The 108,525,218 shares of Class A common stock that would be available for issuance represent approximately 90.4% of the 120,000,000 shares of Class A common stock that would be authorized for issuance.

Shares authorized may be issued by the Board in its discretion, subject to any further stockholder action required in the case of any particular issuance by applicable law, by regulatory agency, or under the rules of The Nasdaq Stock Market or any stock exchange on which our Class A common stock may then be listed. The newly authorized shares of Class A common stock would be issuable for any proper corporate purpose, including, but not limited to, future acquisitions, investment opportunities, raising capital for commercialization of our advanced technologies, project advancement and financing, the establishment of collaboration or other strategic agreements, capital raising transactions utilizing equity or convertible debt securities, future at the market or other offerings of Class A common stock, stock splits, stock dividends, issuance under current or future employee stock purchase plans or employee equity plans or for other corporate purposes. Other than shares that may be issued under our “at-the-market” offering program or any other opportunistic financings, there are no immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Class A common stock which would be authorized by the proposed amendment to the Certificate described in this Increase Authorized Shares Proposal.

Rights of Additional Authorized Shares

The additional authorized shares of Class A common stock, when issued, would be part of the existing class of Class A common stock and would have the same rights and privileges as the shares of Class A common stock presently outstanding. Holders of shares of our Class A common stock (solely in their capacity as holders of shares of our Class A common stock) have no preemptive rights or rights to convert their shares of our Class A common stock into any other securities. Accordingly, should the Board elect to issue additional shares of our Class A common stock, existing holders of shares of our Class A common stock would not have any preferential rights to purchase the shares.

Potential Adverse Effects of the Amendment

Future issuance of Class A common stock or securities convertible into our Class A common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of our Class A common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company under a possible take-over scenario. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This Increase Authorized Shares Proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Effectiveness of the Amendment

If the proposed amendment to the Certificate described in this Increase Authorized Shares Proposal is approved by our stockholders, it will become effective upon the filing of a Certificate of Amendment of the Certificate of the Company with the Secretary of State of the State of Delaware. The form of such Certificate of Amendment is attached as Annex A to this Proxy Statement.

Risks to Stockholders of Non-Approval

If the proposed Certificate of Amendment to the Certificate described in this Increase Authorized Shares Proposal is not approved by our stockholders, it will impede the Company’s ability to raise equity capital should the need arise. If the Company is not able to raise equity capital, it may cause the loss of significant business opportunities, prevent the commercialization of our advanced technologies or completion of projects and limit our ability to execute on our business plan, any of which could adversely affect our financial performance, growth and ability to continue our operations. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Board does not intend or view the proposed increase in authorized Class A common stock to be an anti-takeover measure.

Vote Required

Approval of the Increase Authorized Shares Proposal requires the affirmative vote of the holders of a majority of the shares of our capital stock casting votes in person (online during the virtual meeting) or by proxy on such proposal at the Special Meeting. This means that this Increase Authorized Shares Proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. This Increase Authorized Shares Proposal is a “routine” matter on which brokers may vote without instruction from beneficial owners. Therefore, we do not expect there to be any broker non-votes with respect to this proposal, however, if there are any broker non-votes, they will not be counted as votes cast and they will have no effect on the vote on this proposal. Abstentions are not counted as votes cast and will have no effect on the vote on this proposal.

✓	The Board Recommends a Vote “FOR” the Increase Authorized Shares Proposal.

Proposal 2 — Adjournment Proposal

Our Board is asking our stockholders to approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Increase Authorized Shares Proposal (also referred to herein as Proposal 1). This proposal is referred to in this Proxy Statement as the “Adjournment Proposal” or “Proposal 2.” Under our Third Amended and Restated Bylaws (the “Bylaws”), our Chairperson also has the power to adjourn the Special Meeting, whether or not a quorum is present.

Approval of this Adjournment Proposal requires the affirmative vote of a majority of the votes entitled to be cast on the proposal by the stockholders who are present in person (by virtual presence online) or represented by proxy at the Special Meeting, whether or not a quorum is present. This Adjournment Proposal is a “routine” matter on which brokers may vote without instruction from beneficial owners. Therefore, we do not expect there to be any broker non-votes with respect to this proposal. Abstentions will have the effect of a vote “AGAINST” this proposal.

✓	The Board Recommends a Vote “FOR” the Adjournment Proposal.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information known to the Company regarding the beneficial ownership of Class A common stock as of [•], 2024 by:

•        each person known to the Company to be the beneficial owner of more than 5% of outstanding Class A common stock;

•        each of the Company’s named executive officers and directors; and

•        all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable or restricted stock units that are settleable within 60 days. Class A common stock issuable upon exercise of options and warrants currently exercisable or restricted stock units settleable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of Class A common stock is based on [7,536,025] shares of Class A common stock issued and outstanding as of [•], 2024. Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Class A common stock beneficially owned by them.

Name and Address of Beneficial Owners	Number of Shares of Class A Common Stock Beneficially Owned	% of Outstanding Class A Common Stock
Five Percent Holders(1)
Horizon Fuel Cell Technologies Pte. Ltd.(2)	[709,566]	[9.4]%
Long Focus Capital Management, LLC(3)	[392,345]	[5.2]%
P.N. Generations, LLP(4)	[351,924]	[4.7]%
Directors and Named Executive Officers
Erik Anderson(5)	[19,143]	[*]
Dennis Edwards(6)	[10,069]	[*]
Andrea Farace(7)	[6,239]	[*]
Matthew Foulston(8)	[6,239]	[*]
Viktor Meng(9)	[12,086]	[*]
Elaine Wong(10)	[24,152]	[*]
Parker Meeks(11)	[27,827]	[*]
Stephen Weiland(12)	[9,520]	[*]
Bappaditya Banerjee(13)	[7,267]	[*]
Pat Griffin(14)	[—]	[*]
Jiajia Wu(15)	[—]	[*]
All Directors and Executive Officers as a group (13 persons)(16)	[134,826]	[1.8]%

*        Less than one percent.

(1)      The Company is permitted to rely on the information reported by each beneficial owner in filings with the SEC and has no reason to believe that the information is incomplete or inaccurate or that the beneficial owner should have filed an amended report and did not.

(2)      As reported in Schedule 13D/A (Amendment No. 13) filed on August 30, 2024, Hymas Pte. Ltd. (“Hymas”) beneficially owns 263,375 shares and Horizon Fuel Cell Technologies Pte. Ltd. beneficially owns 709,566 shares. Hymas is 75.83% owned indirectly by Horizon, through its subsidiaries, including Jiangsu Horizon New Energy Technologies Co. Ltd., a company incorporated under the laws of the People’s Republic of China (“JS Horizon”), and Horizon Fuel Cell Technology (Hong Kong) Ltd., a company incorporated under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“HFCT HK”). Horizon, by reason of its ownership of 61.86% of the voting securities of JS Horizon, JS Horizon’s ownership of 100% of the voting securities of HFCT HK, and HFCT HK’s ownership of 100% of the voting securities of Hymas, ultimately has the right to elect or appoint the members of the governing body of Hymas and, therefore, to direct the management and policies of Hymas. As a result, Horizon has voting and investment power over the securities of the Company held of record by Hymas. Such powers are vested in the Board of Directors of Horizon. Horizon disclaims beneficial ownership of the securities reported herein, except to the extent of its pecuniary interest therein. The address for Horizon and Hymas is Enterprise Hub, 48 Toh Guan Road East, Postal 608586, #05-124, Singapore. The address for JS Horizon is 302-309BOT Building A, New Environmental Materials Industrial Park, Huada Road, Jingang Town, Zhangjiagang City, Jiangsu, China. The address for HFCT HK is 11/F., Capital Centre, 151 Gloucester Road, Wanchai, Hong Kong.

(3)      Long Focus Capital Management, LLC is the record holder of the shares. Based solely on information contained in the Schedule 13G (Amendment No. 2) filed with the SEC on March 1, 2024, Long Focus Capital Management, LLC, a Delaware single member limited liability company, and Long Focus Capital Master, LTD., a Cayman Islands limited company, report shared voting and shared dispositive power of 392,345 shares of Class A common stock and 14,065,829 shares of Class A common stock, respectively. John B. Helmers, a United States citizen, reports shared voting and shared dispositive power of 392,345 shares of Class A common stock. Additionally, Condagua, LLC, a Delaware single member limited liability company, and A. Glenn Helmers, a United States citizen, each report shared voting and shared dispositive power of 111,028 shares of Class A common stock. For Long Focus Capital Management, LLC, John B. Helmers, and Long Focus Capital Master, LTD., 5,000 of the shares of Class A common stock listed are comprised of Class A common stock that may be acquired by the reporting persons upon the exercise of warrants. For John B. Helmers, A. Glenn Helmers, and Condagua, LLC, 7,014 of the shares of Class A common stock listed are comprised of Class A common stock that may be acquired by the reporting persons upon the exercise of warrants. Long Focus Capital Management, LLC, John B. Helmers, and A. Glenn Helmers directly own no shares of Class A common stock. A. Glenn Helmers controls Condagua, LLC. Pursuant to an investment management agreement, Long Focus Capital Management, LLC maintains investment and voting power with respect to the shares of Class A common stock held by Long Focus Capital Master, LTD. John B. Helmers controls Long Focus Capital Management, LLC, and maintains investment and voting power with respect to the shares of Class A common stock held by Condagua, LLC. Such information is as of the close of business on February 6, 2024. The business address of each of these entities, John B. Helmers and A. Glenn Helmers is 207 Calle Del Parque, A&M Tower, 8th Floor, San Juan, PR 00912.

(4)      P.N. Generations LLP is the record holder of the shares. Based solely on information contained in the Schedule 13G filed with the SEC on December 22, 2023, P.N. Generations LLP, a company organized under the laws of the United Kingdom, owns and has the sole voting and dispositive power over 351,924 shares. The business address of P.N. Generations LLP is Unit 3, Woodgrove Farm, Fulbrook Hill, Fulbrook, Oxfordshire, United Kingdom OX18 4BH. Viktor Meng, a director of Hyzon, is a partner of P.N. Generations LLP.

(5)      WRG DCRB Investors, LLC is the record holder of 12,618 shares reported herein. WestRiver Management, LLC is the managing member of WRG DCRB Investors, LLC. Erik Anderson is the sole member of WestRiver Management, LLC and has voting and investment discretion with respect to the common stock held of record by WRG DCRB Investors, LLC. As such, each of WestRiver Management, LLC and Erik Anderson may be deemed to have or share beneficial ownership of the Class A common stock held directly by WRG. Each such entity or person disclaims any such beneficial ownership. The business address of each of these entities and Erik Anderson is 920 5th Ave, Ste 3450, Seattle, WA 98104. Additionally, Erik Anderson beneficially owns 1,959 shares of Class A common stock or settlement of restricted stock units within 60 days, and 4,566 shares of Class A common stock issuable upon the exercise of options within 60 days.

(6)      Consists of [5,503] shares of Class A common stock or settlement of restricted stock units within 60 days, and [4,566] shares of Class A common stock issuable upon the exercise of options within 60 days.

(7)      Consists of [2,036] shares of Class A common stock, and [4,203] shares of Class A common stock issuable upon the exercise of options.

(8)      Consists of [2,036] shares of Class A common stock, and [4,203] shares of Class A common stock issuable upon the exercise of options.

(9)      Consists of [7,166] shares of Class A common stock or settlement of restricted stock units within 60 days, and [4,920] shares of Class A common stock issuable upon the exercise of options within 60 days.

(10)    Consists of (i) [17,586] shares of Class A common stock or settlement of restricted stock units within 60 days; (ii) [4,566] shares of Class A common stock issuable upon the exercise of options within 60 days; and (iii) [2,000] shares of Class A common stock owned in a related entity.

(11)    Consists of [27,827] shares of Class A common stock or settlement of restricted stock units within 60 days.

(12)    Consists of [9,520] shares of Class A common stock or settlement of restricted stock units within 60 days.

(13)    Consists of [7,267] shares of Class A common stock or settlement of restricted stock units within 60 days.

(14)    Mr. Griffin resigned from his position of President, North America effective April 19, 2024.

(15)    Ms. Wu resigned from her position of Senior Vice President, Finance and Accounting, effective June 7, 2024.

(16)    Consists of [105,797] shares of Class A common stock or settlement of restricted stock units within 60 days, and [27,024] shares of Class A common stock issuable upon the exercise of options within 60 days, and [5] shares of Class A common stock held indirectly through certain officers’ spouses.

Stockholder Nominees and Proposals for the 2025 Annual Meeting

Our 2025 Annual Meeting of Stockholders is currently scheduled to be held on August 20, 2025.

To be considered for inclusion in the Company’s proxy statement for the 2025 Annual Meeting of stockholders, stockholder proposals must be received by our Secretary no later than March 31, 2025. Proposals should be sent to our Secretary at Hyzon Motors Inc., 599 S. Schmidt Road, Bolingbrook, IL 60440. These proposals also must comply with the stockholder proxy proposal submission rules of the SEC under Rule 14a-8 of the Exchange Act. Proposals we receive after that date will not be included in the proxy statement. We urge stockholders to submit proposals by Certified Mail — Return Receipt Requested. If we change the date of our 2025 Annual Meeting by more than thirty days from the date of the previous year’s annual meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our Bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Our Bylaws also establish advance notice procedures for stockholders who wish to nominate an individual for election as a director or to present a proposal at the 2025 Annual Meeting but do not intend for the nomination or the proposal to be included in our proxy statement. A director nomination or stockholder proposal not included in the proxy statement for the 2025 Annual Meeting will not be eligible for presentation at the meeting unless the stockholder gives timely notice of the nomination or proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. In addition, stockholders who intend to solicit proxies in support of director nominees, other than our nominees, must provide notice in compliance with the universal proxy rules that sets forth the information required by Rule 14a-19 of the Exchange Act. To be timely, our Bylaws provide that we must have received the stockholder’s notice not more than 120 days nor less than 90 days prior to the first anniversary of the date the proxy statement was provided to the stockholders in connection with preceding year’s annual meeting of stockholders. However, if we have not held an annual meeting in the previous year or the date of the annual meeting is called for a date that is more than 30 days before or delayed by more than 60 days after the first anniversary date of the preceding year’s annual meeting, we must have received the stockholder’s notice not earlier than the 120th day prior to the date of the scheduled annual meeting and not later than the close of business on the later of the 90th day prior to the date of the scheduled annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For the 2025 Annual Meeting of stockholders, notice must be received between March 31, 2025 and April 30, 2025. Proposals should be sent to our Secretary at Hyzon Motors Inc., 599 S. Schmidt Road, Bolingbrook, IL 60440. An adjournment or postponement of an annual meeting will not commence a new time period or extend any time period for the giving of the stockholder’s notice described above. The stockholder’s notice must set forth, as to each proposed matter, the information required by our Bylaws. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

Our Bylaws also establish advance notice procedures for stockholders who wish to submit a “proxy access” nomination for inclusion in our proxy statement. A “proxy access” nomination will not be eligible for inclusion in the proxy statement unless the stockholder gives timely notice of the nomination in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not more than 150 days nor less than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, if we have not held an annual meeting in the previous year or the date of the annual meeting is called for a date that is more than 30 days before or delayed by more than 60 days after the first anniversary date of the preceding year’s annual meeting, we must have received the stockholder’s notice not earlier than the 150th day prior to the date of the scheduled annual meeting and not later than the close of business on the later of the 120th day prior to the date of the scheduled annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. For the 2025 Annual Meeting of stockholders, notice must be received between March 24, 2025 and April 23, 2025. Proposals should be sent to our Secretary at Hyzon Motors Inc., 599 S. Schmidt Road, Bolingbrook, IL 60440. An adjournment or postponement of an annual meeting will not commence a new time period or extend any time period for the giving of the stockholder’s notice described above. The stockholder’s notice must set forth, as to each proposed matter, the information required by our Bylaws. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

Other Matters

As of the time this proxy statement was mailed, our Board does not know of any proposals or business items that will be presented for consideration at the Special Meeting, other than those set forth herein. If any other business is properly brought before the Special Meeting, the proxy holders will vote in accordance with their judgment unless you direct them otherwise. Whether or not you plan to attend the Special Meeting, we urge you to vote by mail, Internet or telephone.

Note Regarding Forward-Looking Statements

Except for the historical information set forth herein, the matters set forth in this proxy statement contain predictions, estimates and other forward-looking statements, including without limitation statements regarding: our business plans and our mission; our efforts to seek diversity on our board of directors; expectations regarding our new officers and directors; objectives of our compensation program and related expectations; and expectations regarding our ESG program.

This proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include the Company’s expectations, hopes, beliefs, intentions or strategies for the future. You are cautioned that such statements are not guarantees of future performance and that the Company’s actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause the Company’s actual expectations to differ materially from these forward-looking statements include the Company’s ability to improve its capital structure; Hyzon’s liquidity needs to operate its business and execute its strategy, and related use of cash; its ability to raise capital through equity issuances, asset sales or the incurrence of debt; the possibility that Hyzon may need to seek bankruptcy protection; Hyzon’s ability to fully execute actions and steps that would be probable of mitigating the existence of substantial doubt regarding its ability to continue as a going concern; our ability to enter into any desired strategic alternative on a timely basis, on acceptable terms; our ability to maintain the listing of our Common Stock on the Nasdaq Capital Market; retail and credit market conditions; higher cost of capital and borrowing costs; impairments; changes in general economic conditions; and the other factors under the heading “Risk Factors” set forth in the Company’s Annual Report on Form 10-K, as supplemented by the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. Such filings are available on our website or at www.sec.gov. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.

ANNEX A

CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPoRATION

OF

HYZON MOTORS INC.

It is hereby certified that:

1. The name of the corporation is Hyzon Motors Inc. (the “Corporation”).

2. The Board of Directors of the Corporation has duly adopted resolutions setting forth a proposed amendment of the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended, declaring said amendment to be advisable and calling for the stockholders of the Corporation to consider such amendment at a special meeting of the stockholders of the Corporation, which amendment would amend and restate Section 4.1 of Article Fourth of the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended, to read as follows:

“Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 130,000,000 shares, consisting of (a) 120,000,000 shares of Class A common stock (the “Common Stock”) and (b) 10,000,000 shares of preferred stock (the “Preferred Stock”).”

3. Pursuant to a resolution of the Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware (the “DGCL”), at which meeting the necessary number of shares as required by the DGCL were voted in favor of the amendment.

4. The amendment of the Certificate of Incorporation of the Corporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the DGCL and shall become effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the undersigned officer this ___ day of ___________, 20__.

By:
Name:	Stephen Weiland
Title:	Chief Financial Officer

Annex A-1

Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting P.O. BOX 8016, CARY, NC 27512-9903 Hyzon Motors Inc. Special Meeting of Stockholders For Stockholders of record as of [ ], 2024 [ ], 2024 [ ], Eastern Time Special Meeting to be held live via the Internet - please visit www.proxydocs.com/HYZN for more details. PRELIMINARY COPY SUBJECT TO COMPLETION – NOVEMBER 1, 2024 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: [ ], 2024 Internet: www.proxypush.com/HYZN Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-706-1194 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/HYZN This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints John Zavoli and Parker Meeks (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Hyzon Motors Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Hyzon Motors Inc. Special Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL YOUR VOTE 1. The approval of an amendment to the Second Amended and Restated Certificate of Incorporation of Hyzon Motors Inc., as amended, to increase the number of authorized shares of Class A common stock of Hyzon Motors Inc. from 20,000,000 shares to 120,000,000 shares (the “Increase Authorized Shares Proposal”); and 2. The approval of one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Increase Authorized Shares Proposal. Additionally, the Special Meeting will consider and act upon any other business that may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting. Proposal_Page - VIFL You FOR AGAINST ABSTAIN BOARD OF DIRECTORS RECOMMENDS You must register to attend the meeting online and/or participate at www.proxydocs.com/HYZN Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date